Exhibit 32(b)

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

FOR PPL ELECTRIC UTILITIES CORPORATION'S FORM 10-Q FOR THE QUARTER ENDED September 30, 2015

In connection with the quarterly report on Form 10-Q of PPL Electric Utilities Corporation (the "Company") for the quarter ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Covered Report"), we, Gregory N. Dudkin, the Principal Executive Officer of the Company, and Dennis A. Urban, Jr., the Principal Financial Officer and Principal Accounting Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

•	The Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•	The information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 30, 2015	/s/ Gregory N. Dudkin
Gregory N. Dudkin President (Principal Executive Officer) PPL Electric Utilities Corporation

/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller (Principal Financial Officer and Principal Accounting Officer) PPL Electric Utilities Corporation

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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